UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

RENALYTIX PLC

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

October 11, 2024

Re: General Meeting of Renalytix plc

Dear Shareholders,

On behalf of our Board of Directors, I am pleased to invite you to a general meeting (the “General Meeting”) of Renalytix plc (the “Company”). The General Meeting will be held at 12 noon (GMT) on October 31, 2024 at 6 Stratton Street, London W1J 8LD.

This letter, the notice of General Meeting set out in this document (the “Notice of General Meeting”), and associated materials for the General Meeting are being sent, or otherwise made available, to you because, as of October 7, 2024, you are registered as a holder of ordinary shares in the register of members of the Company. On or about October 15, 2024, this letter, the Notice of General Meeting and associated materials will also be made available to holders of American Depositary Shares (“ADSs”) and contains information relevant to holders of ADSs. For the avoidance of doubt, references to “ADSs” includes restricted ADSs.

The Notice of General Meeting is set out in this document, and it contains the resolutions that make up the proposals to be proposed at the General Meeting (the “Resolutions”).

Details regarding the business to be conducted at the General Meeting, and admission to the General Meeting, are described in the accompanying Notice of General Meeting, proxy statement and the enclosed ADS Proxy Card (if applicable). For the purposes of the General Meeting, a quorum will be formed by two qualifying persons present at the meeting and between them holding at least 33 1/3 percent in number of the issued shares. A “qualifying person” is an individual who is a member, a person authorized to act as the representative of a member (being a corporation) in relation to the meeting or a person appointed as proxy of a member in relation to the meeting.

ACTION TO BE TAKEN BY HOLDERS OF ORDINARY SHARES IN THE COMPANY IN RESPECT OF THE GENERAL MEETING

If you are a holder of ADSs, please refer to the section below — “Holders of American Depositary Shares”.

You will not receive a hard copy form of proxy with this document. Instead, you can submit your vote electronically by accessing the Link Investor Centre web browser at https://investorcentre.linkgroup.co.uk/Login/Login/ as soon as possible and, in any event, by no later than 12 noon (GMT) on October 29, 2024 (or, in the case of an adjourned meeting, no later than 48 hours before the time of such meeting, excluding any part of a day that is not a working day). Shareholders can use this service to vote or appoint a proxy online. You will need to log into your Link Investor Centre account (using your email and password) or register if you have not previously done so. If you have forgotten your email or password, you can request a reminder via the Link Investor Centre. To register, you will need your Investor Code which is detailed on your share certificate or available from Link Group, the Company’s Registrar. Hard copy forms of proxy must be received by no later than 12 noon (GMT) on October 29, 2024.

A proxy may also be appointed by CREST members, by using the CREST electronic proxy appointment service, further details of which are set out in the notes to the Notice of General Meeting. Proxies submitted via CREST (under ID RA10) must be sent as soon as possible and in any event delivered by no later than 12 noon (GMT) on October 29, 2024, in order to be valid. The completion and return of a form of proxy, submitting a proxy instruction electronically, appointing a proxy via Proxymity or submitting a CREST proxy instruction will not preclude shareholders from attending and/or voting at the General Meeting should they so wish.

HOLDERS OF AMERICAN DEPOSITARY SHARES

In order to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs, you or your bank, broker or nominee must be registered as a holder of ADSs in the ADS register by 5:00 p.m. Eastern Time on October 7, 2024 (the record date for ADS holders). If you hold ADSs through a bank, broker or nominee on October 7, 2024, the General Meeting documentation, including the ADS proxy card, will be sent to your broker who should forward the materials to you. Please reach out to your broker to provide your voting instructions. Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Time on October 25, 2024.

If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. — ADR Shareholder Services at tel: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.

RECOMMENDATION

The Board of Directors believes that each Resolution is in the best interest of shareholders and most likely to promote the success of the Company for the benefit of its shareholders as a whole. Accordingly, the Board of Directors unanimously recommends that you vote in favor of each of the Resolutions. Each director with personal holdings of equity interests in the Company intends to do so in respect of his or her own beneficial holdings. You will find an explanatory note in relation to each of the Resolutions in the attached proxy statement.

Thank you for your ongoing support of Renalytix plc.

Sincerely,

Christopher Mills, Chairman

Renalytix plc

2 Leman Street

London E1W9 US

United Kingdom

(incorporated and registered in England and Wales under the Companies Act 2006 with registered number 11257655)

NOTICE OF GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 31, 2024

NOTICE IS HEREBY GIVEN that a General Meeting (the “General Meeting”) of Renalytix plc (the “Company”) will be held at 12 noon (GMT) on October 31, 2024 at 6 Stratton Street, London W1J 8LD, to consider and if thought fit, pass the following resolutions of which Resolutions 1 and 2 will be proposed as ordinary resolutions and Resolution 3 as a special resolution.

Terms defined in the resolutions below shall have the meaning set forth in Annex I to the proxy statement of which this notice forms part.

Ordinary Resolutions

1.

That in accordance with the requirements of section 551 of the Companies Act 2006 (the “Act”), and in addition to any existing like authority (and without prejudice to any allotment of shares or grant of rights to subscribe for, or to convert any security into, shares in the Company already made, offered or agreed to be made pursuant to such authority), the directors of the Company (the “Directors”) be and they are hereby generally and unconditionally authorised to: (i) to constitute and issue senior convertible bonds of the Company as constituted by the New Convertible Bonds up to a maximum aggregate nominal value of $7,880,744; and (ii) exercise all powers of the Company to allot shares in the Company or to grant rights to subscribe for, or to convert any security into, shares in the Company (“Rights”), provided that such authority shall be limited to the allotment of shares and/or grant of Rights with an aggregate nominal value of up to:

•	£171,915.373 in relation to the issue of the Non-EIS/VCT Placing Shares;

•	£91,376.358 in relation to the issue of the Conversion Shares;

•	£95,969.085 in relation to the issue of the Subscription Shares;

•	$7,880,744 in relation to the issue of the New Convertible Bonds; and

•	in addition to the above, the allotment of shares and/or grant of Rights with an aggregate nominal value of up to £291,932.91 (being approximately 35 per cent. of the Enlarged Issued Share Capital).

provided that such authority shall expire (unless previously revoked or varied by the Company in general meeting) on the earlier of (i) the conclusion of the annual general meeting of the Company to be held in 2024 and (ii) December 31, 2024, save that the Company may, before such expiry, make an offer or agreement which would or might require shares to be allotted or Rights to be granted and the Directors may allot shares or grant Rights in pursuance of such offer or agreement notwithstanding that the authority conferred by this resolution has expired. This authority revokes and replaces all unexercised authorities previously granted to the Directors but without prejudice to any allotment of shares or grant of Rights already made or offered or agreed to be made pursuant to such authorities.

2.	That, Julian Baines be appointed as director of the Company with effect from the close of the General Meeting.

Special Resolution

3.

That, subject to and conditional upon the passing of Resolution 1 above (and in addition to all existing unexercised powers of the Directors under sections 570 and 571 of the Act, which shall continue in full force and effect), the Directors be and are hereby empowered pursuant to section 571(1) of the Act to allot equity securities (as defined in section 560 of the Act) for cash pursuant to the authority granted by Resolution 1 above as if section 561 of the Act did not apply to any such allotment or sale, provided that such power shall be limited to:

•	the allotment of the Non-EIS/VCT Placing Shares with a maximum aggregate nominal amount of up to £171,915.373;

•	the allotment of the Conversion Shares with a maximum aggregate nominal amount of up to £91,376.358;

•	the allotment of the Subscription Shares with a maximum aggregate nominal amount of up to £95,969.085;

•	$7,880,744 in relation to the issue of the New Convertible Bonds; and

•	in addition to the above, the allotment of equity securities with an aggregate nominal value of up to £291,932.91 (being approximately 35 per cent. of the Enlarged Issued Share Capital).

provided that such authority shall expire on the earlier of (i) the conclusion of the annual general meeting of the Company to be held in 2024 and (ii) December 31, 2024, save that the Company may, before such expiry, make an offer or agreement which would or might require shares to be allotted or Rights to be granted and the Directors may allot shares or grant Rights in pursuance of such offer or agreement notwithstanding that the authority conferred by this resolution has expired.

In accordance with the Company’s articles of association, voting on all resolutions at the General Meeting will be on a poll rather than a show of hands.

Resolution 1 will be proposed as an ordinary resolution under English law. Assuming that a quorum is present, an ordinary resolution is passed on a poll if it is approved by holders representing a simple majority (more than 50%) of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

Resolution 2 will be proposed as an ordinary resolution under English law. Assuming that a quorum is present, an ordinary resolution is passed on a poll if it is approved by holders representing a simple majority (more than 50%) of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

Resolution 3 will be proposed as a special resolution under English law. Assuming that a quorum is present, a special resolution is passed on a poll if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

The results of the General Meeting and any other information required by the Act will be made available on our website (www.renalytix.com) as soon as reasonably practicable following the General Meeting and for the required period thereafter and announced by filing of a current report on Form 8-K filing with the U.S. Securities and Exchange Commission and publishing an RNS announcement in the United Kingdom.

Registered Office	BY ORDER OF THE BOARD

2 Leman Street London E1W9 US United Kingdom
Salim Hamir
October 11, 2024	Company Secretary

(ii)

Arrangements for the General Meeting

The General Meeting will be held at 12 noon (GMT) on October 31, 2024 at 6 Stratton Street Mayfair, London W1J 8LD. Shareholders who wish to vote are encouraged to submit their votes by proxy as soon as possible and, in any event, no later than the deadlines set out below. The Board recommends that shareholders appoint the Chairman of the General Meeting as their proxy. In the event that the General Meeting arrangements change, the Company will issue a further communication via a regulatory information service. As such, we strongly recommend shareholders monitor such communications, which can also be found on our website at https://investors.renalytix.com/news-and-events/news-releases/general.

1.

Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001 and article 49.4 of the Company’s articles of association, the Company specifies that only those members registered on the Company’s register of members at 12 noon on October 29, 2024 shall be entitled to attend and vote at the General Meeting or adjourned meeting (as applicable) in respect of the number of Ordinary Shares registered in their name at the time. Changes to the register of members after that time will be disregarded in determining the rights of any person to attend or vote at the General Meeting.

2.

If you are a member of the Company at the time set out in note 1 above, you are entitled to appoint a proxy to exercise all or any of your rights to attend, speak, and vote at the General Meeting. You can only appoint a proxy using the procedures set out in these notes and the notes to the hard copy proxy form (if requested). A proxy does not need to be a member of the Company but must attend the General Meeting to represent you. You may appoint more than one proxy provided each proxy is appointed to exercise rights attached to different shares. To appoint more than one proxy, please contact the Registrar, Link Group at the address set out in note 5 below. The Board recommends that shareholders appoint the Chairman of the General Meeting as their proxy.

3.

You will not receive a hard copy form of proxy with this document. Instead, you can submit your vote electronically by accessing the Link Investor Centre web browser at https://investorcentre.linkgroup.co.uk/Login/Login/ as soon as possible and, in any event, by no later than 12 noon (GMT) on October 29, 2024 (or, in the case of an adjourned meeting, no later than 48 hours before the time of such meeting, excluding any part of a day that is not a working day). Shareholders can use this service to vote or appoint a proxy online. You will need to log into your Link Investor Centre account (using your email and password) or register if you have not previously done so. If you have forgotten your email or password, you can request a reminder via the Link Investor Centre. To register, you will need your Investor Code which is detailed on your share certificate or available from Link Group, the Company’s Registrar. Proxies submitted electronically must be submitted by no later than 12 noon (GMT) on October 29, 2024.

4.	You can also vote electronically:

•

by downloading the shareholder app, via the Link Investor Centre app, on the Apple App Store or Google Play and following the instructions. It is a free app for smartphone and tablet provided by the Registrar, Link Group. It offers shareholders the option to submit a proxy appointment quickly and easily online, as well as real-time access to their shareholding records; or

•

if you are an institutional investor, you may be able to appoint a proxy electronically via the Proxymity platform, a process which has been agreed by the Company and approved by the Registrar, Link Group. For further information regarding Proxymity, please go to www.proxymity.io. Your proxy must be lodged by 12 noon (GMT) on October 29, 2024 in order to be considered valid or, if the meeting is adjourned, by the time which is 48 hours before the time of the adjourned meeting (excluding non-working days). Before you can appoint a proxy via this process you will need to have agreed to Proxymity’s associated terms and conditions. It is important that you read these carefully as you will be bound by them and they will govern the electronic appointment of your proxy. An electronic proxy appointment via the Proxymity platform may be revoked completely by sending an authenticated message via the platform instructing the removal of your proxy vote.

5.	You may request a hard copy form of proxy directly from the Registrar, Link Group at shareholderenquiries@linkgroup.co.uk or on Tel: 0371 664 0391. Calls are charged at the standard

(iii)

geographic rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Lines are open between 9:00 a.m. – 5:30 p.m. (GMT), Monday to Friday excluding public holidays in England and Wales. To be valid, any hard copy form of proxy and power of attorney or other authority, if any, under which it is signed or a notarially certified or office copy of such power or authority or other instrument appointing a proxy must be completed and returned to Link Group, PXS1, Central Square, 29 Wellington Street, Leeds LS1 4DL no later than 12 noon (GMT) on October 29, 2024.

6.	CREST members who wish to appoint a proxy or proxies by utilising the CREST electronic proxy appointment service should do so in accordance with the procedures set out below.

7.

CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the General Meeting (and any adjournment of the General Meeting) by using the procedures described in the CREST Manual (available from www.euroclear.com). CREST Personal Members or other CREST sponsored members, and those CREST members who have appointed a service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

8.

In order for a proxy appointment or instruction made by means of CREST to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear UK & International Limited’s specifications and must contain the information required for such instructions, as described in the CREST Manual. The message must be transmitted so as to be received by the issuer’s agent (ID RA10) by 12 noon (GMT) on October 29, 2024. For this purpose, the time of receipt will be taken to mean the time (as determined by the timestamp applied to the message by the CREST application host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

9.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear UK & International Limited does not make available special procedures in CREST for any particular message. Normal system timings and limitations will, therefore, apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member, or sponsored member, or has appointed a voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting system providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings. The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

10.	Unless otherwise indicated on the Form of Proxy, CREST, Proxymity or any other electronic voting instruction, the proxy will vote as they think fit or, at their discretion or withhold from voting.

11.

In the case of joint holders, where more than one of the joint holders purports to appoint a proxy, only the appointment submitted by the most senior holder will be accepted. Seniority is determined by the order in which the names of the joint holders appear in the Company’s register of members in respect of the joint holding (the first-named being the most senior).

12.

To change your proxy instructions simply submit a new proxy appointment using the methods set out above. Note that the cut-off time for receipt of proxy appointments (see above) also apply in relation to amended instructions; any amended proxy appointment received after the relevant cut-off time will be disregarded. Where you have appointed a proxy using the hard-copy proxy form and would like to change the instructions using another hard-copy proxy form, please contact Link Group at the contact details noted in note 5 above. If you submit more than one valid proxy appointment, the appointment received last before the latest time for the receipt of proxies will take precedence

(iv)

13.

In order to revoke a proxy instruction, you will need to inform the Company by contacting Link Group on 0371 664 0391. Calls are charged at the standard geographic rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Lines are open between 09:00 – 17:30, Monday to Friday excluding public holidays in England and Wales. In the case of a member which is a company, the revocation notice must be executed under its common seal or signed on its behalf by an officer of the company or an attorney for the company. Any power of attorney or any other authority under which the revocation notice is signed (or a duly certified copy of such power or authority) must be included with the revocation notice. The revocation notice must be received by Link Group no later than 12 noon (GMT) on October 29, 2024. If you attempt to revoke your proxy appointment but the revocation is received after the time specified then, subject to the note directly below, your proxy appointment will remain valid.

14.	Appointment of a proxy does not preclude you from attending the General Meeting and voting in person.

15.

Any corporation which is a member of the Company can appoint one or more corporate representatives who may exercise on its behalf all of its powers as a member provided that they do not do so in relation to the same Ordinary Shares.

16.

As of 5:00 p.m. (BST) on October 11, 2024 being the latest practicable date before the circulation of this document, the Company’s issued share capital comprised 189,933,286 Ordinary Shares. Each Ordinary Share carries the right to one vote at a general meeting of the Company and, therefore, the total number of voting rights in the Company as at 5:00 p.m. (BST) on October 11, 2024 being the latest practicable date before the circulation of this document is 189,933,286.

17.

You may not use any electronic address provided either in this Notice of General Meeting or any related documents (including any hard copy form of proxy) to communicate with the Company for any purposes other than those expressly stated.

18.

Any member attending the General Meeting has the right to ask questions. The Directors will not answer questions relating to the individual rights of shareholders at the General Meeting, but if you wish to submit a question via email we will respond to the extent we are able.

19.	In accordance with the Articles, voting on all resolutions at the General Meeting will be on a poll rather than a show of hands.

20.	A copy of this Notice of General Meeting can be found on the Company’s website at www.renalytix.com.

RECOMMENDATION

The Board of Directors believes that each Resolution is in the best interest of shareholders and most likely to promote the success of the Company for the benefit of its shareholders as a whole. Accordingly, the Board of Directors unanimously recommends that you vote in favor of each of the Resolutions. Each Director with personal holdings of equity interests in the Company intends to do so in respect of his or her own beneficial holdings. You will find an explanatory note in relation to each of the Resolutions in the attached proxy statement.

(v)

Renalytix plc

2 Leman Street

London E1W9 US

United Kingdom

(incorporated and registered in England and Wales under the Companies Act 2006 with registered number 11257655)

PROXY STATEMENT FOR THE GENERAL MEETING OF

SHAREHOLDERS TO BE HELD ON OCTOBER 31, 2024

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

We have sent, or otherwise made available, to you this proxy statement because the Board of Directors (the “Board” or “Board of Directors”) of Renalytix plc (referred to herein as the “Company”, “we”, “us” or “our”) is soliciting your proxy to vote at a general meeting of shareholders (referred to herein as the “Meeting” or the “General Meeting”). The General Meeting will be held at 12 noon (GMT) on October 31, 2024 at 6 Stratton Street Mayfair, London W1J 8LD.

This proxy statement summarizes information about the resolutions to be considered at the Meeting and other information you may find useful in determining how to vote. You will not receive a hard copy form of proxy with this proxy statement. Instead, you can submit your vote electronically by accessing the Link Investor Centre web browser at https://investorcentre.linkgroup.co.uk/Login/Login/. Proxies submitted electronically must be submitted by no later than 12 noon (GMT) on October 29, 2024. If you are an institutional investor, via the Proxymity platform, or CREST members who wish to appoint a proxy or proxies by utilising the CREST electronic proxy appointment service. Full details are set out in the notes to the Notice of General Meeting (the “Notice of General Meeting”). You may request a hard copy form of proxy directly from Link Group, shareholderenquiries@linkgroup.co.uk or on +44(0)371 664 0391. Calls are charged at the standard geographic rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Lines are open between 09:00 – 17:30 (GMT), Monday to Friday excluding public holidays in England and Wales. Hard copy forms of proxy must be received by no later than 12 noon (GMT) on October 29, 2024.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be covered by us.

We are mailing, or otherwise making available, the Notice of General Meeting and this proxy statement to our ordinary shareholders of record as of October 7, 2024 for the first time on or about October 15, 2024. We have provided brokers, dealers, bankers, and their nominees, at our expense, with additional copies of our proxy materials so that our record holders can supply these materials to the beneficial owners of our ordinary shares.

While this document is being sent, or made available, to our ordinary shareholders of record, this document will also be sent, or made available, to holders of American Depositary Shares (“ADSs”) and contains information relevant to holders of ADSs. For the avoidance of doubt, references to “ADSs” includes restricted ADSs.

Important Notice Regarding the Availability of Proxy Materials for the General Meeting to Be Held on October 31, 2024:

The Notice of General Meeting and this proxy statement are available on the Investors section of our website at https://investors.renalytix.com.

QUESTIONS AND ANSWERS ABOUT VOTING

1) Why am I receiving these materials?

Ordinary shareholders

We have sent, or otherwise made available to, you this proxy statement and related materials because you are an ordinary shareholder of record and our Board of Directors is soliciting your proxy to vote at the Meeting, including at any adjournments or postponements of the Meeting. You are invited to attend the General Meeting in person to vote on the resolutions described herein. However, you do not need to attend the Meeting to vote your shares. Instead, you can submit your vote electronically by accessing the Link Investor Centre web browser at https://investorcentre.linkgroup.co.uk/Login/Login/. If you are an institutional investor, you may vote via the Proxymity platform. You may request a hard copy form of proxy directly from Link Group, shareholderenquiries@linkgroup.co.uk or on +44(0)371 664 0391. Full details are set out in the notes to the Notice of General Meeting. Proxies submitted electronically or hard copy forms of proxy must be submitted by no later than 12 noon (GMT) on October 29, 2024.

CREST members may appoint a proxy by using the CREST electronic proxy appointment service. CREST members who wish to appoint a proxy or give an instruction through the CREST electronic proxy appointment service may do so by using the procedures described in the CREST manual.

You are encouraged to appoint the Chairman of the Meeting as your proxy.

Materials for ordinary shareholders will be mailed, or otherwise made available, on or about October 15, 2024 to all ordinary shareholders as of October 7, 2024.

ADS holders

Materials for ADS holders of record, including the Notice of General Meeting, this proxy statement and an ADS proxy card (the “ADS Proxy Card”), will be mailed or made available on or about October 15, 2024 to all ADS holders, including banks, brokers and nominees, who are registered as holders of ADSs in the ADS register at 9:00 p.m. GMT (5:00 p.m. Eastern Time) on October 7, 2024 (the record date for ADS holders).

The duly completed ADS Proxy Cards submitted by the ADS holders of record must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Time on October 25, 2024.

Section 656 of the Act

In circumstances where the value of the Company’s net assets is less than half of its called-up share capital (constituting a “serious loss of capital” under the Act), the Board is required, pursuant to section 656 of the Act, to convene a general meeting for the purpose of allowing shareholders to consider whether any, and, if so, what, steps should be taken to deal with the situation. As the General Meeting was already set to be convened, the Board does not believe it necessary to convene a separate general meeting to consider the serious loss of capital matter as it can be considered at the General Meeting. The Board welcomes dialogue with shareholders, and the General Meeting will provide a forum for such discussions to take place. The Board does not consider it necessary to propose a specific resolution in relation to the serious loss of capital and shareholders will not be asked to vote on this matter at the General Meeting.

The Board notes that the status of a “serious loss of capital” under section 656 of the Act imposes no immediate risk to the Company given the current strategy of the Company and the launch of fundraise which will make the Company solvent and make its balance sheet and cash position stronger. The Company intends the net proceeds of the Fundraise be predominantly used for sales and marketing and general corporate and administrative expenses. The serious of loss capital is a result of accounting adjustments made to impair the investment in the Company’s subsidiaries and intangibles due to prudent approach by the Board to justify the assets in the balance sheet at the year end.

2) Who can vote at the Meeting?

Ordinary shareholders

Only ordinary shareholders of record registered in the register of members at close of business (GMT) on October 29, 2024 will be entitled to vote at the Meeting. The holders of ordinary shares are entitled to one vote per share on all matters that are subject to a shareholder vote.

As of October 11, 2024 (being the latest practicable date before the circulation of this proxy statement) there were 189,933,286 ordinary shares issued and outstanding, which are entitled to vote.

Whether or not you plan to attend the Meeting, we urge you to submit your proxy to ensure your vote is counted. All proxies, however submitted, must be lodged with our Registrar, Link Group, by no later than 12 noon (GMT) on October 29, 2024 for holders of ordinary shares.

You are encouraged to appoint the Chairman of the Meeting as your proxy.

If you sell or transfer your ordinary shares in the Company on or prior to 12 noon (GMT) on October 29, 2024, your proxies, if submitted, (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document and the accompanying materials to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact our Registrar, Link Group, for details in relation to submission of proxies.

Beneficial owners of ordinary shares which are registered in the name of a broker, bank or nominee

If your ordinary shares are held in an account at a brokerage firm, bank, nominee or other similar organization and you are the beneficial owner of shares, these proxy materials may be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting. You are encouraged to provide voting instructions to your broker, bank or nominee so that they may submit a proxy.

ADS holders

You are entitled to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs if you or your brokerage firm, bank or nominee is registered as a holder of ADSs in the ADS register maintained by Citibank, N.A. as of 9:00 p.m. GMT/ (5:00 p.m. Eastern Time) on October 7, 2024 (the record date for ADS holders).

If you hold ADSs through a brokerage firm, bank or nominee as of the record date, the materials for ADS holders, including the ADS Proxy Card, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions.

Please note that ADS Proxy Cards submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Time on October 25, 2024.

Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders. Each ADS represents two voting ordinary shares.

Contacts for ADS holders

If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. —ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank, N.A. — Shareholder Services, PO Box 43077, Providence, RI 02940-3077.

Contacts at the Company

If at any point you require guidance, please contact Salim Hamir, Company Secretary, by telephone at +44 20 3139 2910.

3) What is the difference between an ordinary shareholder of record and a beneficial owner?

These terms describe how your ordinary shares are held. If your ordinary shares are registered directly in our register of members maintained by Link Group, our Registrar, you are a shareholder of record and the proxy materials are being sent directly, or otherwise being made available, to you. If your ordinary shares are held in the name of a broker, bank or other nominee, you are a beneficial owner of the shares held by your broker, bank or nominee and the proxy materials may be made available or forwarded to you by your broker, bank or other nominee, who is treated as the shareholder of record. As the beneficial owner, you may have the right to direct your broker, bank or other nominee on how to vote your ordinary shares by following the voting instructions provided to you by such broker, bank or other nominee.

4) What are the requirements to approve each of the resolutions?

You may cast your vote for or against each of the resolutions or abstain from voting your shares on one or more of these resolutions.

In accordance with the Company’s articles of association, voting on all resolutions at the General Meeting will be on a poll rather than a show of hands.

Resolutions 1 and 2 will be proposed as ordinary resolutions under English law. Assuming that a quorum is present, an ordinary resolution is passed on a poll if it is approved by holders representing a simple majority (more than 50%) of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

Resolution 3 will be proposed as a special resolution under English law. Assuming that a quorum is present, a special resolution is passed on a poll if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

5) What are the voting recommendations of our Board regarding the resolutions?

The following table summarizes the items that will be brought for a vote of our shareholders at the Meeting, along with the Board’s voting recommendations.

Resolution	Description of Resolution	Board’s Recommendation

1

Authorizing the Board of Directors to allot ordinary shares of £0.0025 each in the capital of the Company or to grant rights to subscribe for, or to convert any security into, shares in the Company (“Rights”), provided that such authority shall be limited to the allotment of shares and/or grant of Rights with an aggregate nominal value of up to:

•  £171,915.373 in relation to the issue of the Non-EIS/VCT Placing Shares;

•  £91,376.358 in relation to the issue of the Conversion Shares;

•  £95,969.085 in relation to the issue of the Subscription Shares; and

•  $7,880,744 in relation to the issue of New Convertible Bonds.

•  the allotment of shares and/or grant of Rights with an aggregate nominal value of up to £291,932.91 (being approximately 35 per cent. of the Enlarged Issued Share Capital.

FOR

2	Appointing Julian Baines as director of the Company with effect from the close of the General Meeting.	FOR

3

Authorizing the Board of Directors to allot equity securities (as defined in section 560 of the Act) for cash pursuant to the authority granted by Resolution 1 above as if section 561 of the Act did not apply to any such allotment or sale, provided that such power shall be limited to:

•  the allotment of the Non-EIS/VCT Placing Shares with a maximum aggregate nominal amount of up to £171,915.373;

•  the allotment of the Conversion Shares with a maximum aggregate nominal amount of up to £91,376.358;

•  the allotment of the Subscription Shares with a maximum aggregate nominal amount of up to £95,969.085;

•  the allotment of New Convertible Bonds with a maximum aggregate nominal amount of up to $7,880,744; and

•  the allotment of equity securities with an aggregate nominal value of up to £291,932.91 (being approximately 35 per cent. of the Enlarged Issued Share Capital).

FOR

6) What constitutes a quorum?

Under our current articles of association, a quorum will be formed by two qualifying persons present at the meeting and between them holding at least 33 1/3 percent in number of the issued shares. A “qualifying person” is an individual who is a member, a person authorized to act as the representative of a member (being a corporation) in relation to the meeting or a person appointed as proxy of a member in relation to the meeting.

If you are an ordinary shareholder of record, your shares will be counted towards the quorum only if you are present in person or represented by proxy at the Meeting. If you are a beneficial owner of ordinary shares held in an account at a brokerage firm, bank or other similar organization your shares will be counted towards the quorum if your broker or nominee submits a proxy for those shares and the proxy represents the holder at the

Meeting. A member represented by a proxy at the Meeting will be counted towards the quorum requirement even where the proxy abstains from voting. If a form of proxy does not instruct the proxy how to vote, the proxy may vote as he or she sees fit or abstain in relation to any business of the Meeting.

Under our Articles of Association, if a quorum is not present within fifteen (15) minutes (or such longer interval as the chairman in his absolute discretion thinks fit) from the time appointed for holding the meeting, or if a quorum ceases to be present during the meeting, the meeting shall be dissolved if convened on the requisition of members. In any other case, the meeting shall stand adjourned to another time, date and place as may be fixed by the chairman of the Meeting (being not less than ten (10) clear days after the date of the original meeting).

7) How do I vote my shares?

Ordinary shareholders

If you are an ordinary shareholder of record, you may vote in person at the Meeting or if you do not wish to vote in person or will not be attending the Meeting, you may vote by proxy. You may appoint a proxy to vote on your behalf. Full details on how to appoint a proxy are set out in the notes to the Notice of General Meeting. If you properly give instructions as to your proxy appointment and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions. If your ordinary shares are held in an account at a brokerage firm, bank, nominee or similar organization, you should follow directions provided by your broker, bank or other nominee.

All proxies must be lodged with our Registrar (Link Group) by no later than 12 noon BST (7:00 a.m. Eastern Time) on October 29, 2024.

You are encouraged to appoint the Chairman of the Meeting as your proxy.

ADS holders

If you are a holder of ADSs, you may exercise your right to vote by completing and submitting the ADS Proxy Card which will be sent, or made available, to you by Citibank, N.A. If your ADSs are held in an account at a brokerage firm, bank, nominee or similar organization, you should follow the directions provided by your broker, bank or other nominee. All ADS Proxy Cards, however submitted, must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Time on October 25, 2024.

Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote to the Company on behalf of all ADS holders.

8) How will my shares be voted if I do not specify how they should be voted?

If you submit your proxy electronically or via a hard copy form of proxy but do not indicate how you want your shares to be voted, your shares may be voted by the person that you appoint as your proxy as he or she deems fit or your proxy may abstain in relation to any business of the Meeting.

If you submit a signed ADS proxy card but it is missing voting instructions with respect to any resolution, Citibank, N.A. will deem the ADS holder to have instructed it to vote in favor of such resolution. In accordance with the terms of the deposit agreement by and among the Company, Citibank, N.A. as depositary and holders and beneficial owners of ADSs issued thereunder dated as of July 21, 2020 (the “Deposit Agreement”) and as amended and supplemented to date, holders of ADSs as of 9:00 p.m. GMT (5:00 p.m. Eastern Time) on October 7, 2024 (the record date for ADS holders) who do not provide the depositary with voting instructions on or before 10:00 a.m. Eastern Time on October 25, 2024 will be deemed to have instructed the depositary to give a discretionary proxy to a person designated by the Company to vote the underlying ordinary shares at the

Meeting, and such shares, if such discretionary proxy is given, will be voted in accordance with the Board of Directors’ recommendations; provided, however, that no such discretionary proxy shall be given by the depositary with respect to any matter to be voted upon as to which the Company informs the depositary that (a) the Company does not wish such proxy to be given, (b) substantial opposition exists, or (c) the rights of holders of deposited securities under the Deposit Agreement may be adversely affected.

If you are a beneficial owner of ADSs and your broker, bank or nominee does not receive instructions from you about how your ADSs are to be voted, such broker, bank or nominee may be permitted to vote your ADSs on your behalf, depending on the rules applicable to such broker, bank or nominee and the type of resolution. Under the rules of the New York Stock Exchange (“NYSE”), which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to the NYSE rules may use their discretion to vote your “uninstructed” ADSs on matters considered to be “routine” under NYSE rules, but they do not have discretionary power to vote your ADSs on “non-routine” matters. Therefore, brokers, banks and other nominees who hold ADSs on behalf of their beneficial owners may give a proxy to the Company to vote those ADSs with respect to each of the Resolutions and without specific voting instructions from such beneficial owners, as all of the matters to be voted upon at the Meeting are considered “routine” matters under the NYSE Rule 452 and brokers, banks and other nominees have discretionary voting power for such routine matters.

A “broker non-vote” refers to an ADS represented at the Meeting held by the holder of the underlying ordinary shares as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more, but not all matters, the broker does not have discretionary voting power to vote such share because such matter is considered “non-routine” under the New York Stock Exchange rules.

We encourage you to submit your proxy with instructions and exercise your right to vote as a shareholder.

9) Can I change my vote or revoke a proxy?

An ordinary shareholder of record can revoke his or her proxy before the time of voting at the Meeting by:

•

contacting our Registrar, Link Group on 0371 664 0391. Calls are charged at the standard geographic rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Lines are open between 09:00 -17:30 (BST), Monday to Friday excluding public holidays in England and Wales. In the case of an ordinary shareholder which is a company, the revocation notice must be executed under its common seal or signed on its behalf by an officer of the company or an attorney for the company. Any power of attorney or any other authority under which the revocation notice is signed (or a duly certified copy of such power or authority) must be included with the revocation notice. The revocation notice must be received by Link Group no later than 12 noon (GMT) on October 29, 2024. If you attempt to revoke your proxy appointment but the revocation is received after the time specified then, subject to the note directly below, your proxy appointment will remain valid; or

•	attending the Meeting and entering a new vote at the Meeting.

If your ordinary shares are held in an account at a brokerage firm, bank, nominee or similar organization, you may be able to change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares or by your broker, bank or other nominee validly appointing you as proxy to attend at the Meeting. See also “What if I plan to attend the Meeting?”

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by Citibank, N.A. or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by Citibank, N.A. or the broker, bank or other nominee, as applicable, will be used to instruct Citibank, N.A. how to vote your ADSs.

10) Who counts the votes?

Link Group has been engaged as our independent agent to tabulate shareholder votes. If you are an ordinary shareholder of record, you can submit your proxy electronically (via the shareholder app or, if you are an institutional investor, the Proxymity platform) or request a hard copy form of proxy (see instructions set out in the notes to the Notice of General Meeting). A proxy may also be appointed by CREST members, by using the CREST electronic proxy appointment service, further details of which are set out in the notes to the Notice of General Meeting. Proxies submitted via CREST (under ID RA10) must be sent as soon as possible and in any event so as to be received by no later than 12 noon (GMT) on October 29, 2024, in order to be valid. If you hold your ordinary shares through a broker, please provide voting instructions to your broker.

If you are a registered holder of ADSs, you can return your executed ADS Proxy Card to Citibank, N.A. for tabulation. If you hold your ADSs through a broker, bank or other organization, that organization can return the ADS Proxy Card to Citibank, N.A. following your instruction. Citibank, N.A. will submit your votes to Link Group for tabulation.

11) How are votes counted?

Votes will be counted by Link Group, who will separately count “for” and “against” votes, and “votes withheld” or abstentions. A “vote withheld” or abstention is not a vote in law and will not be counted in the calculation of the votes “for” and “against” a resolution. Broker non-votes will have no effect on any resolution. Each Resolution to be voted on at the General Meeting is considered “routine” and accordingly we do not expect any broker non-votes.

12) How many votes do I have?

In accordance with the articles of association, voting on all resolutions at the General Meeting will be on a poll rather than a show of hands. On a poll, each shareholder present in person or by proxy or in the case of a corporation, by a duly authorized representative, has one vote for each voting ordinary share held by the ordinary shareholder. Each ADS of the Company represents two voting ordinary shares.

13) What if I plan to attend the Meeting?

Ordinary shareholders can attend the Meeting, but attendance will be limited to ordinary shareholders of record as of close of business (GMT) on October 29, 2024. In order to obtain admittance to the Meeting each ordinary shareholder may be asked to present valid picture identification, such as a driver’s license or passport.

If you are an ADS holder, please note that you will not be able to cast votes at the Meeting. In order to vote your ADSs, you should complete and submit the ADS Proxy Card in accordance with the instructions set out above.

If the arrangements for our General Meeting change materially, we will issue a further communication via a Form 8-K filing with the U.S. Securities and Exchange Commission (the “SEC”), an RNS announcement in the United Kingdom and on our website at www.renalytix.com.

14) Who is paying for this proxy solicitation?

We will bear the costs of solicitation of proxies for the General Meeting, including the preparation, assembly, printing, mailing and distribution of the proxy materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from shareholders by telephone, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of ordinary shares and ADSs held of record by them, and we will reimburse such custodians for their reasonable out-of-pocket expenses. We may also retain an independent contractor to assist in the solicitation of proxies. If retained for such services, we will pay the costs.

15) What do I do if I receive more than one proxy statement or ADS Proxy Card?

If you hold your ordinary shares in more than one account, you will receive a proxy statement for each account. If you hold ADSs in more than one account, you will receive an ADS Proxy Card and related proxy materials for each account. To ensure that all of your shares are voted, please submit your proxy. Please be sure to vote all of your shares.

16) Will there be any other business conducted at the Meeting?

No. In accordance with our articles of association, no matters other than Resolutions 1, 2 and 3 may be presented at the Meeting.

17) What is Link Group’s role?

Link Group is our registrar. All communications concerning ordinary shareholder of record accounts, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting Link Group via email shareholderenquiries@linkgroup.co.uk, by telephone: +44 (0)371 664 0391 (if calling from overseas, please ensure the country code is used) or by writing to Link Group, PXS1, Central Square, 29 Wellington Street, Leeds LS1 4DL.

18) What is Citibank’s role?

Citibank, N.A. serves as our ADS depositary bank. Communications concerning ADS holder of record accounts can be handled by contacting Citibank, N.A. —ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank, N.A. — Shareholder Services, PO Box 43077, Providence, RI 02940-3077.

19) What proxy materials are available on the internet?

The proxy statement is available at www.renalytix.com.

20) How can I find out the results of the voting at the Meeting?

Preliminary voting results will be announced at the Meeting. Voting results will be announced by the filing of a current report on Form 8-K with the SEC within four business days after the Meeting and publishing an RNS announcement in the United Kingdom as soon as reasonably practicable following the General Meeting. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

The results of any polls taken on the resolutions at the Meeting and any other information required by the U.K. Companies Act 2006 will be made available on our website (www.renalytix.com) and announced via an RNS announcement in the United Kingdom as soon as reasonably practicable following the Meeting and for the required period thereafter.

BACKGROUND TO RESOLUTION 1

On October 1, 2024, the Company announced that it had, successfully placed 131,161,556 new ordinary shares of £0.0025 each in the Company (“Ordinary Shares”) with certain Qualified Institutional Buyers (as defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and Company insiders at a placing price of 9 pence per new Ordinary Share (the “Issue Price”) raising aggregate gross proceeds of approximately £11.8 million (the “Fundraise”).

Pursuant to the Companies Act 2006, as amended (the “Companies Act”), our board of directors (the “Board” or “Directors”) may only allot shares (or grant rights to subscribe for or convert any security into shares) if authorized to do so by our shareholders (the “Shareholders”). The Companies Act also provides shareholders with pre-emptive rights when new shares are issued (or rights to subscribe for or convert any security into shares are granted) for cash; however, it is possible for the articles of association, or shareholders in a general meeting, to disapply preemptive rights.

On April 22, 2024, at our general meeting (the “April Meeting”) our Shareholders approved:

(i)

an ordinary resolution authorizing the Board pursuant to Section 551 of the Companies Act to allot new shares or to grant rights to subscribe for or to convert any security into shares in the Company up to a maximum aggregate nominal amount of £67,039.6025

(ii)

a further ordinary resolution authorizing the Board: (i) pursuant to Section 551 of the Companies Act to allot new shares or to grant rights to subscribe for or to convert any security into shares in the Company up to a maximum aggregate nominal amount of £128,391 and (ii) a further allotment of equity securities up to an aggregate nominal amount of £122,277 in connection with a pre-emptive offer and

(iii)	the disapplication of pre-emptive rights in respect of the allotments referred to in paragraphs (i) and (ii) above (the “Allotment and Disapplication Authorities”).

The remaining unutilized amount of the Allotment and Disapplication Authorities was not sufficient to allot and issue all of the shares that Company was looking to be issue.

Accordingly, the Board allotted and issued 24,007,773 Ordinary Shares (the “EIS/VCT Placing Shares”) without obtaining shareholder approval. The EIS/VCT Placing Shares are intended to attract tax relief pursuant to the UK Enterprise Investment Scheme (EIS) and/or qualify under the UK Venture Capital Trust scheme (VCT). The allotment and issue of the EIS/VCT Placing Shares took place on October 9, 2024.

The Company is now seeking authority to allot and issue 68,766,149 Ordinary Shares, all of which will be non-EIS/VCT qualifying (the “Non-EIS/VCT Placing Shares”), allot and issue 36,550,543 Ordinary Shares in return for the conversion of a certain proportion of the debt and accounts payable balance owed by the Company (the “Conversion Shares”) and allot and issue 38,387,634 Ordinary Shares, which will be used to satisfy the subscriptions by certain subscribers (the “Subscription Shares”) (the “Placing Shares”) and to issue $7,880,744 new unsecured convertible bonds as part of the restructuring of the £8.7 million amortizing senior convertible bonds held by a fund advised by Heights Capital Ireland LLC (the “New Convertible Bonds”), conditional upon the passing of Resolutions 1 and 3 set out in the Notice of General Meeting.

Resolution 1 will be proposed as an ordinary resolution to grant authority to the Board to allot the Placing Shares and the New Convertible Bonds.

Assuming that Resolution 1 is passed at the General Meeting and the Placing Shares and New Convertible Bonds are issued, the net proceeds of the Fundraise are expected to be used predominantly for sales and marketing and general corporate and administrative expenses of the Company.

Interest of Related Parties in this Resolution

James McCullough, Christopher Mills, Catherine Coste and Fergus Fleming (members of our Board) and Joel Jung (our Interim CFO), have subscribed for certain Placing Shares. Icahn School of Medicine at Mount Sinai has also subscribed for certain Subscription Shares. The number of Placing and Subscription Shares conditionally subscribed for by Mount Sinai and those above named persons, and their resulting shareholding after the Fundraise, are set out below:

Related party	Existing Ordinary Shares held[1]	Number of Second Tranche Placing Shares subscribed for	Ordinary Shares held post-Placing	Percentage of Enlarged Share Capital held post-Placing
Christopher Mills	14,072,500	500,000	14,572,500	4.4%
James McCullough	2,746,386	417,710	3,164,096	0.9%
Catherine Coste		279,866	279,866
Fergus Fleming	569,481	83,542	653,023	0.2%
Icahn School of Medicine at Mount Sinai	23,979,726	13,366,75	37,346,476	11.2%

(1)

Christopher Mills’ shareholding includes shares held through North Atlantic Smaller Companies Investment Trust plc and Oryx International Growth Fund Limited. Christopher Mills is a partner and Chief Investment Officer of Harwood Capital LLP. Harwood Capital LLP is investment manager to North Atlantic Smaller Companies Investment Trust plc and investment adviser to Oryx International Growth Fund Limited.

(2)

The statistics above assume the passing of the Resolutions at the General Meeting and therefore Admission of all new Ordinary Shares to be issued pursuant to the Placing, the Subscription and the Conversion.

We are asking you to approve Resolution 1, which the Board believes is in the best interests of Shareholders and most likely to promote the success of the Company for the benefit of its Shareholders as a whole. The full details of the resolutions are set forth below.

BACKGROUND TO RESOLUTION 2

Resolution 2 seeks to appoint Julian Baines, MBE, to the Board as a director of the Company, to be effective from the General Meeting subject to Nomad customary due diligence. Mr. Baines was the Non-Executive Chairman of the Company from March 2018 to June 2020. Christopher Mills currently Non-Executive Chairman intends to remain as a Non-Executive Director.

Julian Baines has significant experience in the life science industry and was the CEO of EKF Diagnostics Holdings plc (“EKF”) and BBI Holdings plc. Mr. Baines rejoined the executive team at EKF as Executive Chairman on a short-term basis in February 2023. Julian is also currently Non-Executive Chairman of Verici Dx plc. Before joining EKF, he undertook a management buyout at BBI in 2000, a flotation on AIM in 2004 and was responsible for selling the business to Alere Inc. (now part of Abbott Laboratories) in 2008 for c. £85 million. We believe that Mr. Baines is qualified to serve on our Board because of his previous experience as our Non-Executive Chairman, as well as his significant experience in the life sciences industry. Apart from his securityholdings set forth elsewhere in this proxy statement, Mr. Baines does not have any material interest in any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K. There is no understanding or arrangement between Mr. Baines and any other person or persons with respect to his appointment and there are no family relationships between Mr. Baines and any other director or executive officer or person nominated or chosen to become a director or executive officer.

BACKGROUND TO RESOLUTION 3

As of October 11, 2024 (being the latest practicable date before the circulation of this proxy statement) and following the allotment and issue of the EIS/VCT Placing Shares on October 9, 2024, the remaining unutilized amount of the Allotment and Disapplication Authorities which would permit the Company to allot shares, or grant rights to subscribe for or convert any security into shares, for cash on a non-pre-emptive basis is insufficient to allot and issue of the Second Tranche Placing Shares and the New Convertible Bonds.

Resolution 3 is intended to continue to give the Directors flexibility to act in the best interests of Shareholders, where the opportunity arises, by issuing new shares (or granting rights to subscribe for or convert any security into shares).

To ensure our continued ability to respond to market conditions and address business needs, the Board considers it appropriate that it be authorized under Resolution 3 to allot equity securities (within the meaning of section 560 of the Act) for cash pursuant to the authorities conferred by resolution 1 as if section 561 of the Act did not apply to such allotment, providing such authority is limited to: (i) the allotment of the Non-EIS/VCT Placing Shares with a maximum aggregate nominal amount of up to £171,915.373; (ii) the allotment of the Conversion Shares with a maximum aggregate nominal amount of up to £91,376.358; (iii) the allotment of the Subscription Shares with a maximum aggregate nominal amount of up to £95,969.085; (iv) $7,880,744 in relation to the issue of the New Convertible Bonds); and (v) in addition to (i) to (iv) (inclusive) the allotment equity securities with an aggregate nominal amount of up to £291,932.91 (representing approximately 35% of the Company’s issued share capital following the allotment of the Second Tranche Placing Shares (the “Enlarged Issued Share Capital”)).

The Directors consider it important that they are granted this authority to provide some flexibility in relation to the issue of shares on a non-pre-emptive basis. The Directors believe that it is important for the Board to have the flexibility to raise funds through the issue of new equity as required to finance the Company’s working capital requirements and growth plans.

The authority and the power described in Resolution 3 above is in substitution for the authority and power previously conferred on the Directors pursuant to the resolutions passed at April Meeting and will last to the earlier of (i) the conclusion of the annual general meeting of the Company to be held in 2024 and (ii) December 31, 2024.

We are asking you to approve this Resolution 3, which the Board believes is in the best interests of Shareholders and most likely to promote the success of the Company for the benefit of its Shareholders as a whole. The full details of the Resolutions are set forth below.

RESOLUTION 1:

AUTHORIZATION OF ALLOTMENT OF THE SECOND TRANCHE PLACING SHARES

Under the Companies Act, our Board of Directors cannot allot shares in the Company or grant rights to subscribe for, or convert any securities into, shares in the Company unless they are authorized to do so by the Company in general meeting. The current authorization of allotment of shares granted to the Board of Directors at the April Meeting is insufficient to allow the Board to allot and issue all of the Second Tranche Placing Shares.

Resolution 1 will be proposed as an ordinary resolution to grant authority to the Board to allot and issue the Non-EIS/VCT Placing Shares, the Conversion Shares, the Subscription Shares and the New Convertible Bonds. If approved by the Shareholders, this authority will (unless previously revoked or varied by the Company in general meeting) expire on the date three months from the passing of such resolution. If the Shareholders do not approve Resolution 1, the Company would not be able to allot and issue the Non-EIS/VCT Placing Shares, the Conversion Shares, the Subscription Shares and the New Convertible Bonds and will not receive the proceeds of the placing of the Non-EIS/VCT Placing Shares and the Subscription Shares and the benefits of the debt restructuring created by the issuing of the Conversion Shares and the New Convertible Bonds. If Resolution 1 is not passed, the placing of the Non-EIS/VCT Placing Shares, the Conversion Shares, the Subscription Shares and the New Convertible Bonds will not complete and the Board considers that it would be significantly constrained in its ability to fund the development of the Company’s business.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of Shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to approve the authorization of allotment of the Second Tranche Placing Shares.

The Board of Directors recommends a vote

FOR the authorization of allotment of the Non-EIS/VCT Placing Shares, the Conversion Shares, the Subscription Shares and the New Convertible Bonds.

RESOLUTION 2:

APPOINTING JULIAN BAINES AS DIRECTOR OF THE COMPANY

Under the Companies Act, our Board of Directors require approval of our Shareholders to appoint a new director and we are seeking authorized to do so by the Company in general meeting.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of Shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to approve the appointment of Julian Baines as a director of the Company.

RESOLUTION 3:

DISAPPLICATION OF PRE-EMPTION RIGHTS FOR THE SECOND TRANCHE PLACING

Resolution 3 seeks a disapplication of statutory pre-emption rights for the issue and allotment of the Non-EIS/VCT Placing Shares, the Conversion Shares and the Subscription Shares and the New Convertible Bonds.

Resolution 3 will be proposed as a special resolution. Resolution 3 provides that, subject to and conditional upon the passing of Resolution 1 (and in addition to all existing unexercised powers of the Directors under sections 570 and 571 of the Act, which shall continue in full force and effect), the Directors be empowered pursuant to section 571(1) of the Companies Act to allot the Non-EIS/VCT Placing Shares, the Conversion Shares and the Subscription Shares and the New Convertible Bonds, provided that such authority is limited to: (i) the allotment of the Non-EIS/VCT Placing Shares with a maximum aggregate nominal amount of up to £171,915.373; (ii) the allotment of the Conversion Shares with a maximum aggregate nominal amount of up to £91,376.358; (iii) the allotment of the Subscription Shares with a maximum aggregate nominal amount of up to £95,969.085; (iv) $7,880,744 in relation to the issue of the New Convertible Bonds); and (v) in addition to (i) to (iv) (inclusive) the allotment equity securities with an aggregate nominal amount of up to £291,932.91 (representing approximately 35% of the Enlarged Issued Share Capital). Such power shall expire (unless previously revoked or varied by the Company in general meeting) on the date three months after the date of passing of such resolution.

If the Shareholders do not approve Resolution 3, the Company will not be able to allot the Non-EIS/VCT Placing Shares, the Conversion Shares, the Subscription Shares and the New Convertible Bonds and the Company will not receive any proceeds from the Non-EIS/VCT Placing Shares and the Subscription Shares and the benefits of the debt restructuring created by the issuing of the Conversion Shares and the New Convertible Bonds. If Resolution 1 is not passed, the placing of the Non-EIS/VCT Placing Shares, the Conversion Shares, the Subscription Shares and the New Convertible Bonds will not complete and the Board considers that it would be significantly constrained in its ability to fund the development of the Company’s business.

Resolution 3 is conditional on the approval of Resolution 1 because English law requires that a pre-emption disapplication be given in respect of a particular authorization (general or specific) to allot shares. Resolution 3 will therefore not be passed unless Resolution 1 is also approved, notwithstanding that Shareholders may have voted to approve Resolution 3.

In accordance with section 571(6) of the Companies Act, (a) the reasons for the Directors’ recommendation to vote in favor of Resolution 3 are set out in this section and the section entitled “Background to Resolution 1”, (b) the amount of gross proceeds to be paid to the Company in connection with the allotment of the Non-EIS/VCT Placing Shares, the Conversion Shares, the Subscription Shares and the New Convertible Bonds is approximately £11.8 million and (c) the Directors believe that the proposed disapplication of pre-emption rights pursuant to Resolution 3 is necessary in order to enable the Company to carry out the Placing without incurring the substantial costs and delays that would be involved in a pre-emptive offering.

Vote Required

The affirmative vote of holders representing not less than 75% of the total voting rights of Shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to approve the disapplication of pre-emption rights in respect of the allotment of the Second Tranche Placing Shares.

The Board of Directors recommends you vote

FOR the disapplication of pre-emption rights in respect of the allotment of the Second Tranche Placing Shares

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s ordinary shares (and our ADSs, each of which represents 2 ordinary shares) as of September 20, 2024 by: (i) each director; (ii) each of the named executive officers; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its ordinary shares.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

This table is based upon information supplied by officers, directors and principal shareholders. Applicable percentage ownership is based on 165,925,513 ordinary shares, including ordinary shares in the form of ADSs, outstanding as of September 20, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we include all shares subject to options held by the person that are currently exercisable, or would be exercisable or would vest based on service-based vesting conditions as of November 19, 2024, which is 60 days after September 20, 2024. However, except as described above, we do not deem such shares outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Renalytix plc 2 Leman Street, London, United Kingdom.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned
5% Stockholders:
Icahn School Of Medicine At Mount Sinai(2)	23,979,726	14.5%
Jefferson River Capital LLC(3)	8,533,280	5.1%
Polar Capital(4)	13,866,061	8.4%
Pentwater Capital Management LP(5)	8,095,187	4.9%
Nathaniel Philip Victor James Rothschild(6)	5,788,078	3.5%
Directors and Named Executive Officers:
James McCullough(7)	2,746,386	1.7%
Fergus Fleming(8)	569,481	0.3%
Catherine Coste	—	*
Daniel Levangie	—	*
Erik Lium, Ph.D.	—	*
Christopher Mills(9)	14,072,500	8.5%

All directors and current executive officers as a group (6 persons)(10)	17,388,367	10.5%

*	Represents beneficial ownership of less than 1%.
(1)

Our shareholders, executive officers and directors may hold ordinary shares, ADS or a combination of both. This column shows each holder’s beneficial ownership assuming all shares were held as ordinary shares, which may not be the case. Ordinary shares are convertible to ADSs at a two to one ratio.

(2)

Consists of 23,775,225 held by the Icahn School of Medicine at Mount Sinai and Consists of 204,501 shares issuable upon exercise of options vested as of November 11, 2023. The address of Mount Sinai is 1 Gustave L. Levy Place, New York, New York, 10029.

(3)

Consists of 8,294,932 ordinary shares held by the Hamilton E. James 2003 Children’s Trust (the “Trust”) and 238,348 ordinary shares directly held by Mr. Hamilton James. Jefferson River Capital LLC (“Jefferson

River”) is the investment adviser of the Trust and Mr. James, and each of Jefferson River, the Trust and Mr. James disclaims beneficial ownership of any of the reported securities except to the extent of such party’s pecuniary interest in such securities. The address of Jefferson River Capital LLC is 499 Park Ave., 27th floor, New York, NY 10022.
(4)	Consists of 13,866,061 ordinary shares held by Polar Capital.
(5)	Consists of 8,095,187 ordinary shares held by Pentwater Capital Management LP.
(6)	Consists of 5,788,078 ordinary shares held by Nathaniel Philip Victor James Rothschild.
(7)	Consists of 191,988 ordinary shares directly held by Mr. McCullough and 2,554,398 shares held by The McCullough 2020 Irrevocable Trust, of which Mr. McCullough is a trustee.
(8)	Consists of 569,481 ordinary shares directly held by Mr. Fleming.
(9)

Consists of (i) 11,000,000 ordinary shares held by North Atlantic Smaller Companies Investment Trust plc (“NASCIT”), of which Harwood Capital LLP (“Harwood Capital”) is investment manager, (ii) 2,800,000 ordinary shares held by Oryx International Growth Fund Limited (“Oryx”), of which Harwood Capital is an investment advisor, (iii) 272,500 ordinary shares held by Harwood Holdco Limited (“Harwood Holdco”), which is a wholly owned subsidiary of Harwood Capital Management Limited Group (the “Harwood Group”), and (iv) 704,519 ordinary shares held by Harwood Capital, which is a wholly-owned subsidiary of the Harwood Group. Mr. Mills is partner and chief investment officer of Harwood Capital, and is the owner of the Harwood Group. The address of the Harwood Group, Harwood Capital, Harwood Holdco, NASCIT and Oryx is 6 Stratton Street, Mayfair, London W1J 8LD, United Kingdom.

DELIVERY OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for General Meeting materials with respect to two or more shareholders or ADS holders sharing the same address by delivering a single set of General Meeting materials addressed to those shareholders or ADS holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders or ADS holders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” the Company’s proxy materials. A single set of General Meeting materials will be delivered to multiple shareholders or ADS holders sharing an address unless contrary instructions have been received from the affected shareholders or ADS holders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of General Meeting materials, please notify your broker or us. Please direct contact to us at Salim Hamir, Company Secretary, Renalytix plc, 2 Leman Street, London E1W 9US, United Kingdom or by telephone at +44 20 3139 2910. Shareholders or ADS holders who currently receive multiple copies of the General Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

EACH ORDINARY SHAREHOLDER IS URGED TO SUBMIT A PROXY.

EACH ADS HOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN

THE ADS PROXY CARD TO CITIBANK, N.A., THE DEPOSITARY FOR THE ADSs.

ADDITIONAL INFORMATION

Shareholders’ Rights to Call a General Meeting

Our shareholders have the right to call a meeting of our shareholders. The Companies Act generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The Companies Act prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the Companies Act and cannot be waived by our shareholders.

Shareholder Proposals for 2024 Annual General Meeting

Rule 14a-8 Proposals – Pursuant to Rule 14a-8 under the Exchange Act, in order to be considered for inclusion in our proxy statement for our 2024 annual general meeting of shareholders, shareholder proposals must be received by the Company at the Office of the Company Secretary, 2 Leman Street, London E1W 9US, United Kingdom no later than 120 days before the anniversary of the date on which we sent or published our proxy materials for the 2023 AGM (or July 16, 2024). However, if the date of the 2024 annual general meeting is more than 30 calendar days from the date of the anniversary of the 2023 AGM, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials.

Other Proposals – Shareholders intending to include a proposal on the agenda for the 2024 annual general meeting of shareholders, irrespective of whether they intend to have the proposal included in our proxy statement, must comply with the requirements under our articles of association and English law. Under section 338 of the Companies Act, shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require the Company to include such resolution in its notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by the Company at the Office of the Company Secretary, 2 Leman Street, London E1W 9US, United Kingdom at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice at our principal executive offices that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days prior to the anniversary of the 2023 AGM (or October 16, 2024).

Proposals and nominations that are not received by the dates specified above, or otherwise do not meet all relevant requirements, will be considered untimely or improper, as applicable. We also encourage anyone sending in a shareholder proposal to additionally send such proposals via email to Salim Hamir, Company Secretary (shamir@renalytix.com).

Questions?

If you have any questions or need more information about the Meeting, please write to us at:

Salim Hamir

Company Secretary

Renalytix plc

2 Leman Street

London E1W 9US

United Kingdom

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the General Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Salim Hamir Secretary

October 11, 2024

ANNEX A

Definitions

The following definitions apply throughout this document unless the context requires otherwise:

“Act”	Companies Act 2006 (as amended);

“ADS”	American Depositary Share;

“AIM”	the market of that name operated by the London Stock Exchange;

“certificated” or in “certificated form”	where a share or other security is not in uncertificated form (that is, not in CREST);

“Conversion”	the conversion of a certain proportion of the debt and accounts payable balance owed by the Company to the Converters into Conversion Shares;

“Conversion Shares”	the conditional issue of 36,550,543 new Ordinary Shares issued pursuant to the Conversion, including the Heights Conversion Shares;

“Converters”	means the parties who are receiving Conversion Shares;

“Convertible Bonds”	means the £8.7 million amortizing senior convertible bonds held by a fund advised by Heights Capital Ireland LLC;

“CREST”	the relevant system (as defined in the CREST Regulations) in respect of which Euroclear is the Operator (as defined in the CREST Regulations);

“CREST Manual”	the rules governing the operation of CREST as published by Euroclear;

“CREST Regulations”	the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755) including any enactment or subordinate legislation which amends or supersedes those regulations, and any applicable rules made under those regulations or any such enactment or subordinate legislation for the time being in force;

“Directors”	any member of the Company’s board of directors;

“Enlarged Issued Share Capital”	the 333,637,612 Ordinary Shares which shall be in issue immediately following Admission of the Non-EIS/VCT Placing Shares, the Subscription Shares and the Conversion Shares;

“Euroclear”	Euroclear UK & International Limited, a company incorporated under the laws of England and Wales;

“Existing Shares” or “Existing Issued Share Capital”	the 165,925,513 Ordinary Shares in issue at the date of this document, all of which are admitted to trading on AIM;

“EIS/VCT Placing”	the placing by Oberon (on behalf of the Company) of the EIS/VCT Placing Shares at the Placing Price;

“EIS/VCT Placing Shares”	the 24,007,773 Ordinary Shares, to be allotted and issued pursuant to the EIS/VCT Placing;

“Group”	Renalytix and its subsidiaries and subsidiary undertakings (each as defined in the Act);

“Fundraise”	the Placing and Subscription;

“General Meeting”	the general meeting of the Company convened for 12 noon GMT on October 31, 2024 (or any adjournment thereof) at which the Resolutions will be proposed;

“Heights Conversion Shares”	means the Ordinary Shares to be issued and allotted to a fund advised by Heights Capital Ireland LLC;

“London Stock Exchange”	London Stock Exchange plc;

“Mount Sinai”	The Icahn School of Medicine at Mount Sinai;

“Nasdaq”	The Nasdaq Global Market;

“New Convertible Bonds”	the approximately £5.8 million balance of the Convertible Bond restructured as a new unsecured convertible bonds;

“New Convertible Loan Note”	as defined in paragraph 3.1 of the letter from the Chairman set out in this Circular;

“Non-EIS/VCT Placing”	the conditional placing by Oberon (on behalf of the Company) of the Non-EIS/VCT Placing Shares at the Placing Price subject to, inter alia, the passing of the Resolutions;

“Non-EIS/VCT Placing Shares”	the 68,766,149 new Ordinary Shares to be allotted and issued pursuant to the Non-EIS/VCT Placing;

“Notice of General Meeting”	the notice of General Meeting set out int his proxy statement;

“Oberon”	Oberon Investments Limited, a company incorporated under the laws of England and Wales;

“Ordinary Shares”	the ordinary shares of £0.0025 each in the capital of the Company;

“Placing”	together, the EIS/VCT Placing and the Non-EIS/VCT Placing;

“Placing Agreement”	the placing agreement entered into on October 1, 2024 between the Company and Oberon in connection with the Placing;

“Placing Price”	9 pence per Placing Share;

“Placing Shares”	together, the EIS/VCT Placing Shares and the Non-EIS/VCT Placing Shares;

“pounds”, “£”, “penny”, “pence”, “p” or “sterling or pound sterling”	the lawful currency of the United Kingdom;

“Registrars”	Link Group, the Company’s registrars;

“Renalytix” or the “Company”	Renalytix plc, a company incorporated under the laws of England and Wales;

“Resolutions”	the resolutions to be proposed at the General Meeting as set out in the Notice of General Meeting;

“SEC”	US Securities and Exchange Commission;

“Securities Act”	the United States Securities Act of 1933, as amended;

“Shareholders”	holders of Ordinary Shares;

“Subscribers”	means those persons participating in the Subscription;

“Subscription”	the conditional agreements in respect of the Subscription Shares;

“Subscription Agreements”	the conditional agreements in respect of the Subscription Shares;

“Subscription Shares”	the 38,387,634 new Ordinary Shares being subscribed for at a subscription price per Ordinary Share equal to the Placing Price;

“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland;

“uncertificated” or “uncertificated form”

in respect of a share or other security, where that share or other security is recorded on the relevant register of the share or security concerned as being held in uncertificated form in CREST and title to which may be transferred by means of CREST;

“US” or “United States”	United States of America.

General Meeting

The Voting Instructions must be signed, completed and received at the indicated address prior to

10:00 A.M. (New York City time) on October 25, 2024 for action to be taken.

2024 VOTING INSTRUCTIONS	AMERICAN DEPOSITARY SHARES

Renalytix plc (the “Company”)

CUSIP No.:	75973T101.*
ADS Record Date:	October 7, 2024
Meeting Specifics:	General Meeting to be held on October 31, 2024 at 12 noon (GMT) as an in-person meeting at 6 Stratton Street Mayfair, London W1J 8LD.
Meeting Agenda:	Please refer to the Company’s Notice of General Meeting and other relevant documents on the Company’s website:
https://investors.renalytix.com/news-and-events/documents-and-presentations
Depositary:	Citibank, N.A.
Deposit Agreement:	Deposit Agreement, dated as of July 21, 2020, as amended.
Deposited Securities:	Ordinary shares, nominal value £0.0025 per share, of the Company.
Custodian:	Citibank, N.A. (London).

*ADS	CUSIP No. is provided as a convenience only and without any liability for accuracy.

The undersigned holder, as of the ADS Record Date, of the American Depositary Share(s) issued under the Deposit Agreement (“ADSs”) and identified above, acknowledges receipt of a copy of the Depositary’s Notice of General Meeting and hereby authorizes and directs the Depositary to cause to be voted at the Meeting (and any adjournment or postponement thereof) the Deposited Securities represented by the ADSs in the manner indicated on the reverse side hereof. All capitalized terms not defined herein shall have the meaning given to such term in the Deposit Agreement. The information with respect to the Meeting and the ADS Voting Instructions contained herein and in any related materials may change after the date hereof as a result of a change in circumstances (e.g., an adjournment or cancellation of the Meeting, and change in manner of holding the Meeting). The Company intends to announce any changes and updates only on its website https://www.renalytix.com. We encourage you to check the referenced Company website for any updates to the information with respect to the Meeting and the ADS Voting Instructions as it is not expected that any additional information will be distributed to you via mail or email.

Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under any applicable law, the provisions of the Deposit Agreement, the Articles of Association of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder’s ADSs in accordance with the voting instructions received from the Holder of the ADSs. If the Depositary does not receive voting instructions from a Holder as of the ADS Record Date on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote the Deposited Securities; provided, however, that no such discretionary proxy shall be given by the Depositary with respect to any matter to be voted upon as to which the Company informs the Depositary that (i) the Company does not wish such proxy to be given, (ii) suGMTantial opposition exists, or (iii) the rights of holders of Deposited Securities may be adversely affected.

Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted (except as otherwise contemplated in the Deposit Agreement). Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated in the Deposit Agreement. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.

Please indicate on the reverse side hereof how the Deposited Securities are to be voted.

The Voting Instructions must be marked, signed and returned on time in order to be counted.

By signing on the reverse side hereof, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the voting instructions contained therein.

RESOLUTIONS

ORDINARY RESOLUTIONS

1.

Authorizing the Board of Directors to: (i) to constitute and issue senior convertible bonds of the Company as constituted by the New Convertible Bonds up to a maximum aggregate nominal value of $7,880,744; and (ii) exercise all powers of the Company to allot shares in the Company or to grant rights to subscribe for, or to convert any security into, shares in the Company, provided that such authority shall be limited to the allotment of shares and/or grant of Rights with an aggregate nominal value of up to:

•	£171,915.373 in relation to the issue of the Non-EIS/VCT Placing Shares;

•	£91,376.358 in relation to the issue of the Conversion Shares;

•	£95,969.085 in relation to the issue of the Subscription Shares;

•	$7,880,744 in relation to the issue of the New Convertible Bonds; and

•	in addition to the above, the allotment of shares and/or grant of Rights with an aggregate nominal value of up to £291,932.91 (being approximately 35 per cent. of the Enlarged Issued Share Capital).

2.	Appointing Julian Baines as director of the Company with effect from the close of the General Meeting.

SPECIAL RESOLUTION

3.

Authorizing the Board of Directors to allot equity securities (as defined in section 560 of the Act) for cash pursuant to the authority granted by Resolution 1 above as if section 561 of the Act did not apply to any such allotment or sale, provided that such power shall be limited to:

•	the allotment of the Non-EIS/VCT Placing Shares with a maximum aggregate nominal amount of up to £171,915.373;

•	the allotment of the Conversion Shares with a maximum aggregate nominal amount of up to £91,376.358;

•	the allotment of the Subscription Shares with a maximum aggregate nominal amount of up to £95,969.085;

•	$7,880,744 in relation to the issue of the New Convertible Bonds; and

•	in addition to the above, the allotment of equity securities with an aggregate nominal value of up to £291,932.91 (being approximately 35 per cent. of the Enlarged Issued Share Capital).

The Board of Directors recommends a FOR vote for all resolutions.

A	Issues	Renalytix plc

Ordinary Resolutions				Special Resolutions

	For	Against	Abstain		For	Against	Abstain

Resolution 1	☐	☐	☐	Resolution 3	☐	☐	☐

Resolution 2	☐	☐	☐

B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

If this Voting Instructions Card is signed and timely returned to the Depositary but no specific direction as to voting is marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give voting instructions “FOR” the unmarked issue.

If these Voting Instructions are signed and timely returned to the Depositary but multiple specific directions as to voting are marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give an “ABSTAIN” voting instruction for such issue.

Please be sure to sign and date this Voting Instructions Card.

Please sign your name to the Voting Instructions exactly as printed. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. A Voting Instructions Card executed by a corporation should be in the full name of a duly authorized officer with full title as such.

Signature 1 - Please keep signature within the line	Signature 2 - Please keep signature within the line	Date (mm/dd/yyyy)
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